Exhibit 99.3

FORM OF

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

OF ACNB CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints [•] and [•], and each of them, as proxies, with full power of substitution, to represent and vote all of the shares of ACNB Corporation’s (“ACNB”) common stock held of record by the undersigned at the close of business on           , 2019, at the Special Meeting of Shareholders to be held at 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on                    , 2019, at               .m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of ACNB.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus dated                 , 2019, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the Secretary of ACNB and voting in person.

Proposals —

1. To approve the issuance of shares of ACNB common stock in connection with the merger of Frederick County Bancorp, Inc. with and into ACNB South Acquisition Subsidiary, LLC, a wholly-owned subsidiary of ACNB, as contemplated by the Agreement and Plan of Reorganization, dated as of July 1, 2019, by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Frederick County Bancorp, Inc. and Frederick County Bank, all as described in the joint proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve a proposal to adjourn or postpone the Special Meeting of Shareholders, if more time is needed, to allow ACNB to solicit additional votes in favor of issuance of shares of ACNB common stock in connection with the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

Dated: , 2019
Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.